UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 5, 2015

Date of Report

(Date of earliest event reported)

JMP GROUP LLC

JMP GROUP INC.

(Exact name of registrant as specified in its governing document)

Delaware Delaware	001-36802 001-33448	47-1632931 20-1450327
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

(415) 835-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

This Form 8-K is being filed jointly by JMP Group LLC (“JMP LLC”) and JMP Group Inc. (“JMP Inc.”).

On January 1, 2015, JMP Inc. became a wholly-owned subsidiary of JMP LLC who became a successor issuer with respect to JMP Inc.’s common stock under Rule 12g-3. Also, on January 1, 2015, the Third Supplemental Indenture among JMP LLC, JMP Inc., JMP Investment Holdings LLC, and U.S. Bank National Association became effective. Under the Third Supplemental Indenture, JMP LLC and JMP Investment Holdings LLC have jointly and severally provided a full and unconditional guarantee (the “Guarantee”) of the 7.25% Senior Notes due 2021 and 8.00% Senior Notes due 2023 (collectively the “Notes”) issued by JMP Inc.

In accordance with Rule 3-10(d) of Reg. S-X and Rule 12h-5(a) of the Securities Exchange Act of 1934, as amended (the “Act”), JMP Inc. as an issuer of a guaranteed security is exempt from the requirements of Section 13(a) or 15(d) of the Act. JMP LLC will include condensed consolidating financial information regarding JMP Inc. in its periodic reports. The Notes will continue to be listed on the NYSE.

Because the Guarantee of the Notes was effective on January 1, 2015, JMP Inc.’s eligibility to be exempt from the requirements of Section 13(a) or 15(d) of the Act began on such day and, therefore, it is exempt from filing its Form 10-Q for the quarterly period January 1 to March 31, 2015 and will cease filing subsequent current, quarterly, and annual reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015

JMP GROUP LLC

	By:	/s/ Raymond S. Jackson
	Name:	Raymond S. Jackson
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015

JMP GROUP INC.

	By:	/s/ Raymond S. Jackson
	Name:	Raymond S. Jackson
	Title:	Chief Financial Officer